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                                                                     EXHIBIT  21
                            VARIAN ASSOCIATES, INC.
                         SUBSIDIARIES OF THE REGISTRANT
                                  FISCAL 1995

                                                 ORGANIZED UNDER         PERCENTAGE OF VOTING
                                                     LAWS OF               SECURITIES OWNED
                                                 ---------------         --------------------

VARIAN ASSOCIATES, INC. (REGISTRANT):
   Varian Sample Preparation Products, Inc.         California                   100%
   Varian Associates Limited                        California                   100%
   Varian Inter-American Corp.                      California                   100%
   Varian Investment Corporation                    California                   100%
   Varian Realty Inc.                               California                   100%
   Varian Asia, Ltd.                                Delaware                     100%
   Varian China, Ltd.                               Delaware                     100%
   Vaian Ireland, Ltd.                              Delaware                     100%
   Varian Japan, Ltd.                               Delaware                     100%
   Varian Pacific, Inc.                             Delaware                     100%
   Varian Instruments of Puerto Rico, Inc.          Delaware                     100%
   Varian Ltd.                                      Delaware                     100%
   Varian Semiconductor Equipment Cp. Inc.          Delaware                     100%
   Mansfield Insurance Company                      Vermont                      100%
   Varian Australia Pty., Ltd.                      Australia                    100%
   Varian Holdings (Australia) Pty. Limited         Australia                    100%
   Varian Gesellschaft m.b.H                        Austria                      100%
   Varian Belgium, N.V.                             Belgium                      100%
   Varian Industria E Comercia Limitada             Brazil                       100%
   Intralab Instrumentacao Analytica Ltda.          Brazil                       100%
   Varian Canada, Inc.                              Canada                       100%
   Varian AS                                        Denmark                      100%
   Varian S.A.                                      France                       100%
   Varian Medical France                            France                       100%
   Varian -  Dosetek OY                             Finland                      100%
   Varian GmbH                                      Germany                      100%
   Varian S.p.A.                                    Italy                        100%
   Varian Technologies Korea, Ltd.                  Korea                        100%
   Varian, S.A.                                     Mexico                       100%
   Varian AB                                        Sweden                       100%
   Varian International AG                          Switzerland                  100%
   Varian Nederland B.V.                            The Netherlands              100%
   Varian FSC B.V.                                  The Netherlands              100%
   Varian - TEM Limited                             England                      100%
   Varian Technologies, C.A.                        Venezuela                    100%
   Varian Iberica, S.L.                             Spain                         70%
   Varian Korea, Ltd.                               Korea                         61%
   TEL-Varian, Ltd.                                 Japan                         50%


All of the above subsidiaries are included in the Company's consolidated financial statements. The names of certain consolidated subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not consitute a significant subsidiary.